UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 3, 2014

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 237-0410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 3, 2014, we issued a press release with respect to our third quarter 2014 results. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The press release contains non-GAAP financial measures we call “adjusted net income” and “discretionary cash flow” (discussed below) that may be deemed non-GAAP financial measures as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). The most directly comparable generally accepted accounting principle (GAAP) financial measure and information reconciling the GAAP and non-GAAP financial measures “adjusted net income” and “discretionary cash flow” are also included in the press release.

In the press release, we refer to non-GAAP financial measures we call “discretionary cash flow” and “adjusted net income.” Management believes that these non-GAAP financial measures of discretionary cash flow and adjusted net income are useful to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the oil and gas exploration and production industry. Management believes that discretionary cash flow is a financial indicator of our company’s ability to internally fund capital expenditures and service debt. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income or loss, as defined by GAAP.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated November 3, 2014, “Stone Energy Corporation Announces Third Quarter 2014 Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONE ENERGY CORPORATION

Date: November 3, 2014	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 3, 2014, “Stone Energy Corporation Announces Third Quarter 2014 Results.”